UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - November 18, 2016

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34376	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant's Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

The disclosures under Item 2.01 of this Current Report on Form 8-K are incorporated into this Item 1.01 by reference.

Section 2	Financial Information
Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported, on September 30, 2016 (the “Effective Date”), IEC Electronics Corp-Albuquerque, a New Mexico corporation (the “Seller”), and a wholly-owned subsidiary of IEC Electronics Corp., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “PSA”), with Store Capital Acquisitions, LLC, a Delaware limited liability company (the “Purchaser”), for the sale of certain property, including Seller’s manufacturing facility located at 1450 Mission Avenue, Albuquerque, New Mexico (the “Property”).

On November 18, 2016, pursuant to the terms of the PSA, the Seller completed the sale of the Property to the Purchaser for an aggregate purchase price of $5,750,000 including a $120,000 holdback held subject to a holdback of funds agreement. As part of the transaction, a Lease Agreement dated as of November 18, 2016 was entered into between the Seller and the Purchaser (the “Lease”). Pursuant to the Lease, Seller is leasing the Property for an initial term of 15 years, with two renewal options of five years each. The initial base annual rental is approximately $474,000 and is subject to an annual increase equal to the lesser of two percent or 1.25 times the change in the Consumer Price Index. Late payments incur a charge of 5% and bear interest at a rate of 18% or the highest rate permitted by law. If an event of default occurs under the terms of the Lease, among other things, all rental amounts accelerate and become due and owing, subject to certain adjustments. In addition, the Company entered into a separate payment and performance guaranty with the Purchaser with respect to the Lease.

There are no material relationships between the Company or Seller and Purchaser or any of their affiliates, directors, officers or associates, other than in respect of the transactions described above.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the PSA and the Lease intended to be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended September 30, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 2.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	November 23, 2016	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer